Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Amendment No. 9 to the Registration Statement on Form F-1 of U-BX Technology Ltd. of our report dated October 26, 2022, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. and Subsidiaries as of and for the years ended June 30, 2022 and 2021, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 26, 2021